Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-228897

GENERAL MOTORS FINANCIAL COMPANY, INC.
$3,000,000,000
RIGHT NOTES
VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

Pricing Supplement – Dated September 18, 2020
(To Prospectus dated December 19, 2018)

        The current Registration Statement for the Notes (No. 333-228897) was automatically effective on December 19, 2018. As of September 21, 2020, the interest rates on the Notes will be as follows:

Principal Amount	All Amounts
Interest Rate per Annum	1.75%